UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):

February 20, 2007

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 100, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 20, 2007, Dougherty’s Pharmacy, Inc., Alvin Medicine Man, LP, Angleton Medicine Man, LP, and Santa Fe Medicine Man, LP (collectively, the “Borrowers”), each an indirect wholly-owned subsidiary of Ascendant Solutions, Inc. (the “Company”), entered into a loan agreement with Amegy Bank National Association (the “Lender”) for a $2,000,000 revolving line of credit (the “Revolver”) and a $2,200,000 term loan (the “Term Loan”). A portion of the proceeds from the Revolver and the Term Loan were used to retire the outstanding balance owed to Bank of Texas, N.A. under an existing credit facility.

The Term Loan and the Revolver are being guaranteed by the Company, Dougherty’s Holdings, Inc. Medicine Man, LP, Dougherty’s LP Holdings, Inc., Medicine Man GP, LLC, Alvin Medicine Man GP, LLC, Angleton Medicine Man GP, LLC and Santa Fe Medicine Man GP, LLC.

Outstanding advances under the Revolver will bear interest at the Lender’s prime rate. Accrued and unpaid interest on the Revolver is due monthly beginning on March 20, 2007. All outstanding principal under the Revolver plus all accrued and unpaid interest thereon is due and payable in full on February 20, 2009. On a monthly basis beginning on April 1, 2007, the Borrowers will pay to Lender a one-half percent per annum commitment fee on the average daily unused portion of the Revolver.

The Term Loan bears interest at the Lender’s prime rate plus 0.25%. Principal payments of $45,833.33 and accrued and unpaid interest on the Term Loan is due monthly beginning on March 20, 2007. All outstanding principal under the Term Loan plus all accrued and unpaid interest thereon is due and payable in full on February 20, 2011.

The Term Loan and the Revolver are secured by the accounts receivable, inventory and fixed assets of the Borrowers and the stock of Dougherty’s Pharmacy, Inc. The Term Loan and the Revolver are cross-collateralized and cross-defaulted.

Both the Term Loan and the Revolver are subject to certain financial covenants including, but not limited to, a cap on management fees, a limit on dividends and distributions except for dividends and distributions between Borrowers or any of the Borrowers’ subsidiaries, a limit on payments of subordinated debt to the Company and a limit on additional debt of the Borrowers. Furthermore, the loan agreement provides that the Borrowers will maintain a maximum ratio of funded debt to earnings before interest, taxes, depreciation and amortization plus certain non-recurring charges and fees (“Adjusted EBITDA”) and a minimum ratio of Adjusted EBITDA to current maturities of long term bank debt and interest.

Park InfusionCare, LP and its subsidiaries are in discussions with various funding sources for new financing to fund its ongoing operations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 20, 2007, Dougherty’s Pharmacy, Inc., Alvin Medicine Man, LP, Angleton Medicine Man, LP, and Santa Fe Medicine Man, LP became obligated on a $2,000,000 revolving line of credit and a Term Loan in the principal amount of $2,200,000. Please refer to “Item 1.01-Entry into a Material Definitive Agreement” above for further information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1* Loan Agreement dated as of February 20, 2007 among Dougherty’s Pharmacy, Inc., Alvin Medicine Man, LP, Angleton Medicine Man, LP, and Santa Fe Medicine Man, LP, as borrowers, and Amegy Bank National Association, as lender

Exhibit 10.2* Promissory Note (Term) dated February 20, 2007 between Dougherty’s Pharmacy, Inc., Alvin Medicine Man, LP, Angleton Medicine Man, LP, and Santa Fe Medicine Man, LP, as Maker, and Amegy Bank National Association, as Payee

Exhibit 10.3* Promissory Note (Revolving) dated February 20, 2007 between Dougherty’s Pharmacy, Inc., Alvin Medicine Man, LP, Angleton Medicine Man, LP, and Santa Fe Medicine Man, LP, as Maker, and Amegy Bank National Association, as Payee

Exhibit 10.4* Form of Security Agreement dated as of February 20, 2007 executed by Dougherty’s Pharmacy, Inc., Alvin Medicine Man, LP, Angleton Medicine Man, LP and Santa Fe Medicine Man, LP in favor of Amegy Bank National Association

Exhibit 10.5* Form of Unlimited Guaranty Agreement dated as of February 20, 2007 executed by Ascendant Solutions, Inc., Dougherty’s Holdings, Inc. Medicine Man, LP, Dougherty’s LP Holdings, Inc., Medicine Man GP, LLC, Alvin Medicine Man GP, LLC, Angleton Medicine Man GP, LLC and Santa Fe Medicine Man GP, LLC for the benefit of Amegy Bank National Association

Exhibit 10.6* Pledge Agreement dated as of February 20, 2007 between Dougherty’s Holdings, Inc. in favor of Amegy Bank National Association

* Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2007	ASCENDANT SOLUTIONS, INC.

	By:	/s/ David E. Bowe
David E. Bowe
President and Chief Executive Officer